Exhibit 99.1

Financial Statements

December 31, 2008 and 2007

With Independent Auditors’ Report

The FeedRoom, Inc.
Table of Contents
December 31, 2008 and 2007

WithumSmith+Brown, PC
A Professional Corporation
Certified Public Accountants and Consultants

One Spring Street
New Brunswick, NJ 08901
732.828.1614 fax 732.828.5156

www.withum.com

Additional Offices in New Jersey, New York,
Pennsylvania, Maryland, Colorado and Florida

Independent Auditors’ Report

To the Board of Directors and Stockholders, The FeedRoom, Inc.:

We have audited the accompanying balance sheets of The FeedRoom, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The FeedRoom, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

July 14, 2009

The FeedRoom, Inc.
Balance Sheets
December 31, 2008 and 2007

	2008	2007
Assets
Current assets
Cash and cash equivalents	$5,479,182	$1,412,007
Accounts receivable	1,030,244	2,134,880
Unbilled receivables	4,825	76,958
Current portion of loan receivable - related party	—	29,827
Prepaid expenses and other current assets	440,832	378,706
Total current assets	6,955,083	4,032,378
Property and equipment, net	1,907,199	1,452,655
Intangible assets, net	427,319	—
	$9,289,601	$5,485,033
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,332,543	$1,329,436
Current portion of loans payable	1,823,251	905,464
Current portion of obligations under capital lease	223,754	183,414
Deferred revenue	489,833	315,581
Total current liabilities	3,869,381	2,733,895

Loans payable, net of current portion and debt discount in the amounts of $4,686 in 2008 and $15,008 in 2007	1,217,124	4,001,315
Obligations under capital lease, net of current portion	—	137,775
Stockholders' equity (deficit)
Series F convertible preferred stock; $0.001 par value; 7,778,374 shares authorized, issued and outstanding (liquidation preference of $35,446,400)	7,778	—
Series E convertible preferred stock; $0.001 par value; 3,454,522 shares authorized; 3,279,522 shares issued and outstanding (liquidation preference of $7,356,283)	3,280	3,280
Series D convertible preferred stock; $0.001 par value; 3,997,545 shares authorized, issued and outstanding (liquidation preference of $5,246,640)	3,998	3,998
Series C convertible preferred stock; $0.001 par value; 1,391,826 shares authorized, issued and outstanding (liquidation preference of $1,929,743)	1,392	1,392
Common stock; $1.00 par value; 25,000,000 shares authorized; 64,215 and
9,772 shares issued and outstanding for 2008 and 2007	64,215	9,772
Additional paid-in capital	62,141,532	50,429,374
Accumulated deficit	(58,019,099)	(51,835,768)
Total stockholders' equity (deficit)	4,203,096	(1,387,952)
	$9,289,601	$5,485,033

The Notes to Financial Statements are an integral part of these statements.

The FeedRoom, Inc.
Statements of Operations
Years Ended December 31, 2008 and 2007

	2008	2007
Sales
Application and hosting	$5,850,575	$5,448,812
Broadcasting	3,070,850	2,027,638
Website builds and professional services	1,153,932	1,845,465
Subscriptions	42,571	211,681
	10,117,928	9,533,596
Cost of sales	5,294,379	4,018,864

Gross profit	4,823,549	5,514,732
Selling, general and administrative	10,649,330	9,877,226

Loss from operations	(5,825,781)	(4,362,494)
Other income (expense)
Currency exchange	40,781	(13,050)
Interest expense	(410,952)	(215,213)
Interest income	27,771	13,377
	(342,400)	(214,886)
Loss before income taxes	(6,168,181)	(4,577,380)
Provision for state income taxes	15,150	9,937

Net loss	$(6,183,331)	$(4,587,317)

The Notes to Financial Statements are an integral part of these statements.

The FeedRoom, Inc.
Statements of Stockholder Equity (Deficit)
Years Ended December 31, 2008 and 2007

	Series C		Series D		Series E		Series F
	Convertible		Convertible		Convertible		Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

December 31, 2006	1,391,826	$1,392	3,997,545	$3,998	3,279,522	$3,280	—	$—	4,643	$4,643	$50,284,599	$(47,248,451)	$3,049,461
Repurchase of shares	—	—	—	—	—	—	—	—	(1,514)	(1,514)	1,514	—	—
Exercise of stock option	—	—	—	—	—	—	—	—	6,643	6,643	(5,647)	—	996
Issuance of stock options to employees	—	—	—	—	—	—	—	—	—	—	133,900	—	133,900
Issuance of warrants in connection with debt financing	—	—	—	—	—	—	—	—	—	—	15,008	—	15,008
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,587,317)	(4,587,317)
	1,391,826	$1,392	3,997,545	$3,998	3,279,522	$3,280	—	—	9,772	$9,772	$50,429,374	$(51,835,768)	$(1,387,952)

December 31, 2007
Exercise of stock option	—	—	—	—	—	—	—		54,443	54,443	(46,289)	—	8,154
Issuance of stock options to employees	—	—	—	—	—	—	—	—	—	—	264,465	—	264,465
Issuance of Series F Convertible											(158,240)	—	(158,240)
Preferred Stock (less $158,240 issuance costs)	—	—	—	—	—	—	7,778,374	7,778	—	—	11,652,222	—	11,660,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,183,331)	(6,183,331)
December 31, 2008	1,391,826	$1,392	3,997,545	$3,998	3,279,522	$3,280	7,778,374	$7,778	64,215	$64,215	$62,141,532	$(58,019,099)	$4,203,096

The Notes to Financial Statements are an integral part of these statements.

The FeedRoom, Inc.
Statements of Cash Flows
Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities
Net loss	$(6,183,331)	$(4,587,317)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	574,151	448,761
Noncash expense for issuance of stock options	264,465	133,900
Forgiveness of related party loan for services rendered	29,827	33,811
Bad debt expense	19,244	27,200
Amortization of debt discount	10,322	—
Changes in operating assets and liabilities
Accounts receivable	1,159,253	(345,075)
Unbilled receivables	72,133	(59,852)
Prepaid expenses and other current assets	55,385	(230,601)
Accounts payable and accrued expenses	(238,632)	556,519
Deferred revenue	(312,083)	135,289
Net cash used by operating activities	(4,549,266)	(3,887,365)
Cash flows from investing activities
Purchases of property and equipment	(436,929)	(498,531)
Cash paid for the acquisition of Company	(200,000)	—
Net cash used by investing activities	(636,929)	(498,531)
Cash flows from financing activities
Repayments of loans payable	(1,876,726)	(63,205)
Repayments of capital lease obligations	(379,818)	(181,350)
Proceeds from the issuance of Series F preferred stock, net	11,501,760	—
Proceeds from debt financing	—	4,984,992
Proceeds from the issuance of common stock	8,154	996
Net cash provided by financing activities	9,253,370	4,741,433
Net increase in cash and cash equivalents	4,067,175	355,537
Cash and cash equivalents
Beginning of year	1,412,007	1,056,470
End of year	$5,479,182	$1,412,007

Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$400,630	$215,213
State income taxes	$—	$—
Supplemental schedule of noncash investing and financing activities
Equipment acquired through capital lease obligation	$282,283	$88,486
Warrants issued in connection with debt financing	$—	$15,008
Acquisition of Company, assets and liabilities acquired (see Note 11 for details), net	$200,000	$—

The Notes to Financial Statements are an integral part of these statements.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

1.	Summary of Significant Accounting Policies

Organization
The FeedRoom, Inc. (the “Company”) was incorporated as a Delaware corporation in September 1999 and is based in New York, New York. The Company also conducts operations in California, Massachusetts and Washington. The Company provides video and digital asset management services, technology and professional services on an outsourced and hosted basis to a variety of customers in the corporate, government and media sectors throughout the United States and other countries.

Going Concern
The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s growth has been funded through a combination of private equity and debt financing. As of December 31, 2008, the Company had cash on hand of $5,479,182. The Company raised approximately $11 million dollars during 2008 in private equity to continue to fund operations through 2009. However, the Company has experienced and continues to experience negative operating margins and negative cash flow from operations, as well as an ongoing requirement for substantial additional capital to accomplish its business plan over the next several years for which, management continues to search for ongoing financing. There can be no assurance as to the availability or terms upon which financing or additional private equity might be available.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

Website Builds and Professional Services
Revenue derived from website build and professional services are recognized in the month the services are performed.

Application and Hosting
Application and hosting fees are billed in accordance with the terms of the customer contract. Revenues are recognized in the month the services are provided.

Broadcasting
Revenue generated from broadcasting is recognized in the month the services are provided.

Subscriptions
Subscription revenues are recognized in the month the fees are earned.

Accounts Receivable
Accounts receivable represent unsecured, non-interest bearing obligations from customers. Credit is extended to customers based on an evaluation of a customer’s financial condition. Accounts receivable are due within 30 days. The Company evaluates its accounts receivable for collectability and establishes an allowance for doubtful accounts as needed when accounts receivable becomes uncollectible. Management has determined that an allowance for doubtful accounts would be insignificant.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $132,206 and $111,468 in 2008 and 2007, respectively.

Property and Equipment
Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives, generally three to five years for computer equipment, three years for computer software, three years for office equipment, five years for furniture and fixtures and five years for other property. Leasehold improvements are amortized over the shorter of the term of lease or useful life. Expenditures for maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expensed as incurred.

Intangibles with Finite Lives
The Company is amortizing software costs on the straight-line basis as follows:

Amortization Period
Description	(Life) Years

Software costs	3

Long-Lived Assets
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company’s policy is to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management does not believe that there has been any impairment of the carrying value of any long-lived assets as of December 31, 2008 and 2007.

Stock-Based Compensation
Effective January 1, 2006, the Company adopted the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share -Based Payment”, for employees and directors. Under SFAS No. 123(R), each option granted is fair valued on the date of grant using a Black-Scholes option pricing model. The Company estimates expected forfeiture rates at the grant date and recognizes compensation cost only for those awards expected to vest.

The fair value of each option grant to employees was estimated on the date of grant using the black scholes method with the following weighted average assumptions:

Risk free interest rate	5.0%
Expected dividend yield	0%
Expected life	10 Years
Volatility percentage	85%

Income Taxes
The Company utilizes the liability method of accounting for deferred income taxes, as set forth in Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”). Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized. Deferred income taxes result primarily from net operating losses and have been offset by a valuation allowance for the same amount.

The Company, in accordance with Financial Accounting Standards Board (“FASB”) Financial Staff Position FIN 48-3, had deferred the application of FIN 48, “Accounting for Uncertainty in Income Taxes” until its first fiscal year beginning after December 31, 2008. The Company’s accounting policy is to evaluate uncertain tax positions in accordance with FASB No. 5 “Accounting for Contingencies”.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Concentration of Credit Risk
The Company’s two largest customers accounted for 53 percent of accounts receivable at December 31, 2008. The Company’s largest customer accounted for 50 percent of accounts receivable at December 31, 2007. A loss of the revenue from these customers or the failure of them to pay their balances could have a significant impact on the financial position, results of operations and cash flows of the Company.

For the years ended December 31, 2008 and 2007, sales to one major customer amounted to approximately 30 and 22 percent of total sales, respectively. A loss of this customer could adversely affect the operating results of the Company.

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents in high quality financial institutions and at times during the year, the amount on deposit may exceed the Federal Deposit Insurance Corporation’s insured limit. The Company has not incurred any losses from credit risk during the years ended December 31, 2008 and 2007.

In 2009, the Company lost a customer that comprised 43 percent of 2008 revenue.

2.	Property and Equipment, Net

Property and equipment consisted of the following at December 31:

	2008	2007
Computer equipment	$4,703,521	$4,092,123
Computer software	1,663,011	1,511,472
Office equipment	54,745	52,502
Furniture and fixtures	106,325	94,073
Leasehold improvements	1,248,179	1,022,178
Other property	239,653	239,653
	8,015,434	7,012,001
Less: Accumulated depreciation and amortization	(6,108,235)	(5,559,346)
Property and equipment - net	$1,907,199	$1,452,655

Depreciation and amortization expense charged to operations amounted to $549,015 and $448,761 in 2008 and 2007, respectively.

3.	Intangible Assets, Net

 Intangible assets consist of the following at December 31:

	2008	2007
Intangible assets subject to amortization
Software costs	$452,455	$—
Less: Accumulated amortization	(25,136)	—
Software costs	$427,319	$—

Amortization expense amounted to $25,136 for the year ended December 31, 2008 and $-0- for the year ended December 31, 2007.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Aggregate future amortization expense for the next four years relating to the above amortizable intangible assets is estimated to be as follows:

Year	Amount

2009	$150,818
2010	150,818
2011	125,683
2012 and thereafter	—
$427,319

4.	Obligation Under Capital Lease

The Company is the lessee of computer equipment under capital leases expiring through December 2009. The assets and liabilities under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the lower of their related lease terms or their estimated productive lives.

Obligations under capital lease consist of the following at December 31:

	2008	2007

Computer equipment lease – interest ranging from 6.15 percent to 18.35 percent per annum, payable monthly, secured by computer equipment, final payments due from April 2009 through December 2009	$223,754	$321,189
Less: Current portion	(223,754)	(183,414)

Obligations under capital lease, net of current portion	$—	$137,775

A summary of property held under capital leases and included in Note 2, is as follows at December 31:

	2008	2007

Computer equipment	$593,098	$1,193,780
Less: Accumulated amortization	(236,989)	(636,236)

Property held under capital lease, net	$356,109	$557,544

Amortization on assets held under capital leases charged to expense in 2008 and 2007 was $74,923 and $129,645, respectively.

Minimum future lease payments under capital lease as of December 31, 2008 for the year and in the aggregate are:

Year	Amount

2009	$238,686
Less: Imputed interest	(14,932)
Present value of minimum lease payments	$223,754

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

5.	Loans Payable

	2008	2007

Term loans – interest at 11.75 percent, payable monthly, secured by the assets of the Company, final payment due June 2012. See Note 12 for refinancing of debt in January 2009. (A)	$2,045,061	$2,921,867

Revolving loans – interest at 8.0 percent, payable monthly, secured by the assets of the Company, final payments due November 2008	—	1,000,000

Revolving loans – interest at prime plus 1.75 percent, payable monthly, secured by the assets of the Company, final payments due December 2009.
See Note 12 for refinancing of debt in January
2009(A)	1,000,000	1,000,000
.	3,045,061	4,921,867
Less: Debt discount	4,686	15,088
Subtotal	3,040,375	4,906,779
Less: Current portion	1,823,251	905,464
Loans payable – net of current portion	$1,217,124	$4,001,315

(A) See Note 12 for refinancing of debt in January 2009.

In connection with the promissory notes, the Company issued warrants to purchase 175,000 shares of Series E Preferred at an initial exercise price of $1.00 per share in 2007. These warrants were exercisable upon issuance and have a ten-year term expiring May 2017. The fair value of the warrants of $15,008, as determined through the application of the Black-Scholes Model, was recorded as a debt discount against the capital expenditure line and will be amortized over the life of the note.

Future maturities of loans payable based on outstanding debt at December 31, 2008 and repayment terms included in the January 2009 refinance are as follows:

Year	Amount

2009	$1,823,251
2010	1,221,810
2011	—
Total minimum lease payments	3,045,061
Less: Debt discount	(4,686)
Present value of minimum lease payments	$3,040,375

At December 31, 2008 and 2007, prime interest rate was 3.25 and 7.50 percent, respectively.

6.	Common Stock and Convertible Preferred Stock

In July 2008, the Company executed the Seventh Amended and Restated Certificate of Incorporation whereby the Company authorized the issuance of Series F Convertible Preferred shares, amended its authorized shares of common stock to 25,000,000 shares and authorized the issuance of 16,622,267 of preferred stock as detailed below.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Common Stock
The Company is authorized to issue 25,000,000 shares of common stock having a par value of $1.00.

Series C Convertible Preferred
At December 31, 2008 and 2007, the Company has issued and outstanding 1,391,826 shares of Series C Convertible Preferred Stock. The Company is authorized to issue 1,391,826 shares of Series C Convertible Preferred Stock with the following terms:

Voting Rights - Each holder of shares of Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Convertible Preferred Stock are convertible.

Dividends - The holders of Series C Convertible Preferred Stock shall be entitled to receive a cumulative cash dividend equal to six percent (6%) per annum of the Series C Original Issue Price, respectively (appropriately adjusted to reflect stock splits, stock dividends, stock combinations and the like), compounded annually. Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share Series C Convertible Preferred Stock, as applicable, whether or not declared. Cumulative undeclared dividends at December 31, 2008 and 2007 were $537,917 and $454,408, respectively.

Liquidation Preference – In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of outstanding Series C Convertible Preferred Stock, after payment of the preferential amounts to Series F Convertible Preferred Stock, Series E Convertible Preferred Stock and Series D Convertible Preferred Stock (see below) has been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of such holders so as to be available for such payment, the holders of the Series C Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any available funds and assets of the Company to the holders of the Common Stock or any other series or class of capital stock of the Company by reason of their ownership thereof, an amount equal to the sum of the Series C Convertible Original Issue Price per share (as adjusted for stock splits, stock dividends, stock combinations and the like) plus any declared but unpaid dividends thereon and any accrued but unpaid dividends.

Conversion – Each outstanding shares of Series C Convertible Preferred Stock are convertible into a number of fully paid shares of Common Stock at a rate of the effective times conversion ratio as defined in the agreement. Conversion is automatic upon the closing of an initial public offering, as defined.

Antidilution – Series C Convertible Preferred Stock has weighted average antidilution provisions, as defined.

Series D Convertible Preferred
At December 31, 2008 and 2007, the Company has issued and outstanding 3,997,545 shares of Series D Convertible Preferred Stock. The Company is authorized to issue 3,997,545 shares of Series D Convertible Preferred Stock with the following terms:

Voting Rights - Each holder of shares of Series D Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Convertible Preferred Stock are convertible.

Dividends - The holders of Series D Preferred Stock shall be entitled to receive a cumulative cash dividend equal to six percent (6%) per annum of the Series D Original Issue Price, respectively (appropriately adjusted to reflect stock splits, stock dividends, stock combinations and the like), compounded annually. Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series D Preferred Stock, as applicable, whether or not declared. Cumulative undeclared dividends at December 31, 2008 and 2007 were $1,249,096 and $1,009,243, respectively.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Liquidation Preference - After payment of the preferential amounts to Series F convertible preferred stock and the Series E Preferred Stockholders has been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of such holders so as to be available for such payment, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any available funds and assets of the Company to the holders of the common stock or the Series C Preferred Stock or any other series or class of capital stock of the Company by reason of their ownership thereof, an amount equal to the sum of the Series D Original Issue Price per share (as adjusted for stock splits, stock dividends, stock combinations and the like) plus any declared but unpaid dividends thereon and any accrued but unpaid dividends.

Conversion – Each outstanding shares of Series D Preferred Stock are convertible into a number of fully paid shares of Common Stock at a rate of the effective times conversion ratio as defined in the agreement. Conversion is automatic upon the closing of an initial public offering, as defined.

Redemption – At any time after the date upon which the last shares of Series F Preferred Stock and Series E Preferred Stock have been redeemed by the Company, the Company shall redeem the Series D Preferred Stock upon the request of the Requisite Series D Holders. On the applicable Subsequent Redemption Date, the Company shall redeem from each holder of Series D Preferred Stock all of the shares of Series D Preferred Stock held by such holder at a price per share of Series D Preferred Stock equal to (1) the Series D Preferred Stock Original Issue Price plus (2) any accrued (whether or not declared), but unpaid, dividends on such share.
Antidilution – Series D Preferred Stock has weighted average antidilution provisions, as defined.

Series E Convertible Preferred
At December 31, 2008 and 2007, the Company has issued and outstanding 3,279,522 shares of Series E Convertible Preferred Stock. The Company is authorized to issue 3,454,522 shares of Series E Convertible Preferred Stock with the following terms:

Voting Rights - Each holder of shares of Series E Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Convertible Preferred Stock are convertible.

Dividends - The holders of Series F convertible preferred stock and Series E Preferred Stock shall be entitled to receive a cumulative cash dividend equal to eight percent (8%) per annum of the Series E Original Issue Price (appropriately adjusted to reflect stock splits, stock dividends, stock combinations and the like), compounded annually. Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series E Preferred Stock, as applicable, whether or not declared. Cumulative undeclared dividends at December 31, 2008 and 2007 were $633,262 and $370,900, respectively.

Liquidation Preference – After payment of the preferential amounts to the Series F preferred stockholders, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any available funds and assets of the Company to the holders of the Series D Preferred Stock, Series C Preferred Stock or the Common Stock an amount equal to the sum of (A) one and three-tenths multiplied by the Series E Original Issue Price per share (as adjusted for stock splits, stock dividends, stock combinations and the like), plus (B) any declared but unpaid dividends thereon, plus (C) any accrued but unpaid dividends thereon; provided that, if the Available Funds and Assets to be distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to the holders of Series E Preferred Stock of the full aforesaid preferential amounts, then all of the Available Funds and Assets shall be distributed among the holders of Series E Preferred Stock on a pro rata basis according to the number of shares of Series E Preferred Stock held.

Conversion – Each outstanding shares of Series E Preferred Stock are convertible into a number of fully paid shares of Common Stock at a rate of the effective times conversion ratio as defined in the agreement. Conversion is automatic upon the closing of an initial public offering, as defined.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Redemption – At any time after the date upon which the last shares of Series F Preferred Stock has been redeemed by the Company, the Company shall redeem the shares of Series E Preferred Stock then outstanding upon the request of the Requisite Series E Holders. On the applicable Subsequent Redemption Date, the Company shall redeem from each holder of Series E Preferred Stock all of the shares of Series E Preferred Stock held by such holder at a price per share of Series E Preferred Stock equal to (1) the Series E Preferred Stock Original Issue Price plus (2) any accrued (whether or not declared), but unpaid, dividends on such share.

Antidilution – Series E Preferred Stock has weighted average antidilution provisions, as defined.

Series F Convertible Preferred
In July 2008, the Company issued 7,778,374 shares in exchange for net proceeds in the amount of $11,660,000 net of issuance costs of $158,240. As a result of the above transactions, the Company had 7,778,374 shares of Series F Convertible Preferred Stock issued and outstanding as of December 31, 2008.

Voting Rights - Each holder of shares of Series F Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Convertible Preferred Stock are convertible.

Dividends - The holders of Series F Preferred Stock shall be entitled to receive a cumulative cash dividend equal to eight percent (8%) per annum of the Series F Original Issue Price (appropriately adjusted to reflect stock splits, stock dividends, stock combinations and the like), compounded annually. Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of

Liquidation Preference – Each shares of Series F Preferred Stock shall entitle the holder of such share to receive, prior and in preference to any distribution of any Available Funds and Assets in respect of any share of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or the Common Stock or any other series or class of capital stock of the Company, an amount equal to the sum of (A) the Series F Original Issue Price, plus (B) any accrued (whether or not declared), but unpaid dividends thereon; provided that, if the Available Funds and Assets to be distributed amount the holders of the Series F Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount, then all of the Available Funds and Assets shall be distributed among the holders of Series F Preferred Stock on a pro rata basis according to the number of shares of Series F Preferred Stock held.

After payments of preferential amounts of Series C Preferred Stockholders, Series E Preferred Stockholders , Series D Preferred Stockholders and Series F Preferred Stockholders have been made in full, or funds necessary for such payment shall have been aside by the Company in trust for the account of such holders so as to the available for such payment, the remaining Available Funds and Assets shall be distributed amount the holders of Series F Preferred stock and Common Stock, pro rate in accordance with their relative holdings of Common Stock, (treating for this purpose all shares of Series F Preferred Stock as having been converted to Common Stock), based on the number of then issued and outstanding Shares (not including Shares issuable upon conversion of then outstanding Series E Preferred Stock, Series D Preferred Stock or Series C Preferred Stock). Notwithstanding the foregoing, shares of Series F Preferred Stock shall only entitle the holders thereof to receive distributions of Available Funds and Assets until such time as the Company has paid in respect of each such share an amount equal to the product of 3 multiplied by the Series F Original Issue Price.

Conversion – Each outstanding shares of Series F Preferred Stock are convertible into a number of fully paid shares of Common Stock at a rate of the effective times conversion ratio as defined in the agreement. Conversion is automatic upon the closing of an initial public offering, as defined.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

Redemption – The Company shall redeem the shares of Series F Preferred Stock then outstanding at any time on or after the fifth anniversary upon the request of the Requisite Series F Holders. On the Initial Redemption Date, the Company shall redeem from each holder of Series F Preferred Stock all of the shares of Series F Preferred Stock held by such holder at a price per share of Series F Preferred Stock equal to (1) the Series F Preferred Stock Original Issue Price plus (2) any accrued (whether or not declared), but unpaid, dividends on such share.
Antidilution – Series F Preferred Stock has weighted average antidilution provisions, as defined.

Warrants
In October 2002, the Company issued warrants to purchase 2,468,400 shares of Series C Preferred Stock at a then exercise price of $.06021813 per share. These warrants were issued in connection with an ongoing business relationship of the Company. Upon issuance of the Series D Preferred Stock, the effect of anitdilution protection and a simultaneous 10,000-to-1 reverse split, the number of shares exercisable in this warrant was modified to 127,470 with an exercise price of $1 per share. These warrants expired on October 29, 2007.

In May 2003, the Company issued warrants to purchase 1,660,629 shares of Series C Preferred Stock at a then exercise price of $.06021813 per share. Upon issuance of the Series D Preferred Stock, the effect of antidilution protection and a simultaneous 1,000-to-1 reverse split, the number of shares exercisable in this warrant was modified to 85,756 with an exercise price of $1 per share. These warrants were issued in connection with the conclusion of the Series C financing and these warrants expired on May 30, 2008. These warrants were issued to a related party, Sarett Consulting LLC (Note 8).

In November 2003, the Company issued warrants to purchase 101 shares of Common Stock at an exercise price of $1 per share. These warrants were issued in connection with the conclusion of the Series D financing. These warrants expired on November 13, 2008.

See Note 5 for other warrant issued.
Stock Option Plan
In February 2004, the Company created and adopted the 2004 Stock Option and Stock Award Plan under which 1,659,772 shares of the Company’s Common Stock have been reserved for issuance to employees, directors, consultants and advisors. Options granted under this Plan may be incentive stock options, non-qualified stock options or restricted stock options. Incentive stock options may only be granted to employees. Options generally vest ratably over four years for new employees or advisers. Certain options vested on the date of grant.

In 2006, the Company’s investors consented to change the total number of shares available under the stock option plan to 1,853,939. In 2007, the Company’s investors consented to change the total number of shares available under the stock option plan to 2,766,898. In 2008, the Company has reserved on aggregate of 4,769,655 shares of Common Stock for issuance under the 2004 Stock Option and Stock Award Plan.

During 2008 and 2007, the Company issued 1,809,985 and 1,724,011 options to various employees which resulted in compensation expense of $264,465 and $133,900, respectively which is included in selling, general and administrative expenses. These options granted are exercisable over a ten-year period, vest over a period up to four years. 168,069 options have a strike price of $9.81 per share; 1,597,085 options have a strike price of $0.27 per share and the remaining options having an exercise price of $0.15 per share with a weighted average remaining life of nine and one half years.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

The following table summarizes the Company’s stock option plan as of December 31:

	Options	Weighted Average Exercise Price

Outstanding at December 31, 2006	1,282,078	$0.15
Granted	1,724,011	1.09
Exercised	(1,360)	0.15
Cancelled	(482,957)	0.15
Outstanding at December 31, 2007	2,521,772	$0.77
Granted	1,809,985	0.26
Exercised	(54,443)	0.15
Cancelled	(645,641)	0.15
Outstanding at December 31, 2008	3,631,673	$0.65

Options exercisable at December 31, 2008	984,827	$0.70
Options exercisable at December 31, 2007	885,121	$0.30

Weighted average fair value of options granted during 2008 and 2007		$0.18

The remaining weighted average contractual life of options outstanding in 2008 and 2007 was 9.1 and 9.3 years, respectively.

The following table summarizes the Company’s non-vested stock options outstanding as of December 31:

	Options	Weighted Average Exercise Price

Non-vested at January 1, 2008	1,636,651	$1.14
Granted	1,809,985	$0.26
Vested	(99,606)	$0.15
Exercised	(54,543)	$0.15
Cancelled	(645,641)	$0.15

Non-vested at December 31, 2008	2,646,846	$0.83

At December 31, 2008 approximately $301,000 and $168,000 of unrecognized compensation costs related to stock options is expected to be recognized over the next 3 and 4 years, respectively.

The following table summarizes the Company’s options outstanding at December 31, 2008 under the fixed share-based payment plan:

Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life - All Outstanding Options	Weighted Average Exercise Price	Number Currently Exercisable	Weighted Average Exercise Price

$0.15-$9.81	3,631,673	9.07	$0.65	984,827	$0.70

At December 31, 2008 and 2007, the intrinsic value of options outstanding and currently exercisable amount to $0.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

7.	Income Taxes

At December 31, 2008, the Company had approximately $53.5 million of Federal and State net operating loss carryforwards available to offset future taxable income. The ability to fully utilize these losses in the future is dependent upon the Company’s ability to generate taxable income and could be limited due to ownership changes, as defined under the provisions of Section 382 of the Internal Revenue Code. These net operating loss carryforwards expire 2019 through 2028. The Company has not made a determination as to whether an ownership change has occurred for purposes of Section 382 that would limit the usage of net operating loss carryforwards. If a Section 382 ownership change had occurred, the utilization of the net operating losses would be limited and could expire with the Company receiving no benefit from those losses.

As of December 31, 2008 and 2007, the Company had gross deferred tax assets of approximately $17 million and $14 million, respectively, related primarily to net operating loss carryforwards and accrued expenses that are not currently deductible for income tax purposes. A valuation allowance has been recognized to fully offset the net deferred tax assets at December 31, 2008 and 2007 because management has concluded it is currently more likely than not that the deferred tax assets will not be realized.

8.	Commitments

The Company leases office and certain equipment under noncancelable operating leases. In addition to base rent, the facility leases generally provide for additional rent based on increases in real estate taxes and other costs. Leases expire at various dates through 2012, and some may be extended at the Company’s option.

 Future minimum rental payments, excluding additional rent due for common area charges, under noncancelable operating leases are as follows:

Year	Amount

2009	$804,259
2010	453,756
2011	81,969
2012	2,585
2013	—
Total	$1,342,569

Rent expense for the year ended December 31, 2008 and 2007 were $605,968 and $463,377, respectively.

9.	Related Party Transactions

During the year ended December 31, 2007, the Company incurred fees of $190,623 in connection with the consulting services rendered by Sarett Consulting LLC (“Sarett”), a company owned by the former Senior Vice President and Chief Financial Officer.

At December 31, 2007, the Company had a note receivable of $29,827, which includes interest in the amount of $4,827 due from the Company’s former Chief Executive Officer, in connection with a loan granted by the Company in April 2002. The original amount of the note was $100,000 and interest accrues at 5 percent per annum. Interest accrued during 2007 amounted to $1,435. The principal amount of the notes and interest were due through January 2008. During 2008 and 2007, the Company forgave $29,827 and $33,811 of this note, respectively.

The FeedRoom, Inc.
Notes to Financial Statements
December 31, 2008 and 2007

10.	Employee Benefit Plan

The Company has a voluntary savings plan covering substantially all employees. Eligible employees may elect to contribute up to 15 percent, on a pre-tax basis, of their salaries to an investment trust. The Company does not make any contributions on behalf of employees. During the years ended December 31, 2008 and 2007, the Company made no contributions to the plan.

11.	Acquisition

During 2008, the Company purchased certain assets and assumed liabilities of a business for a purchase price of $200,000 paid in cash.

The values of the major classes of assets and liabilities acquired were as follows:

Assets
Accounts receivable	$73,861
Prepaid expenses and other current assets	117,511
Property and equipment	284,247
Intangible assets	452,455
Total assets	928,074

Liabilities
Accounts payable and accrued expenses	$241,739
Deferred revenue	486,335
Total liabilities	728,074

Total purchase price	$200,000

12.	Subsequent Event

In January 2009, the Company refinanced its loans payable. The maximum borrowings on the term loans went from $3,000,000 to $4,500,000 and the revolving loan went from $1,000,000 to $500,000. The repayments will be interest only for the first 3 months commencing on March 1, 2009 and on June 1, 2009 the remaining 33 payments of principal and interest. All other terms will remain the same. Also in connection with this agreement, the lender received a warrant to purchase 66,709 shares of preferred series F stock at a purchase price of $1 .499 per share.

13.	Contingencies

During 2008 and prior, the Company has received notice from various parties on patent and technology matters, which could potentially result in litigation against the Company. As of the date of these financial statements no actual litigation has been commenced against the Company related to these matters.

In addition, in January 2002, one of the Company’s customers filed for bankruptcy. It is possible that the Company could potentially be required to repay collections from the customer, although, no communication has been received since 2004.

14.	Acquisition (unaudited)

Effective October 1, 2009, the Company was acquired by KIT Digital, Inc. for consideration of $13,645,000.